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                                                                    EXHIBIT 5.3


                         HUNTSMAN PACKAGING CORPORATION
                                500 Huntsman Way
                           Salt Lake City, Utah 84108




                                                              February 17, 1998


Ladies and Gentlemen:

                  I am Senior Vice President and General Counsel and Secretary of Huntsman Packaging Corporation, a Utah corporation (the "Company"), and have acted as such in connection with the issuance by the Company of $125,000,000 aggregate principal amount of the Company's 9 1/8% Senior Subordinated Notes due 2007 (the "New Notes") to be issued under the Indenture, dated as of September 30, 1997 (the "Indenture"), by and among the Company; Huntsman Deerfield Films Corporation, a Massachusetts corporation (the "Massachusetts Guarantor"); Huntsman United Films Corporation, a Georgia corporation ("United Films"); Huntsman Packaging Georgia, Inc., a Georgia corporation ("Huntsman Georgia" and together with United Films, the "Georgia Guarantors"); Huntsman Preparatory, Inc., a Utah corporation ("Huntsman Preparatory"); Huntsman Film Products of Mexico, Inc., a Utah corporation ("Huntsman Mexico"); Huntsman Container Corporation International, a Utah corporation ("Container Corporation") and Huntsman Bulk Packaging Corporation, a Utah corporation ("Bulk Packaging" and together with Huntsman Preparatory, Huntsman Mexico and Container Corporation, the "Utah Guarantors" and with the Massachusetts Guarantor and the Georgia Guarantors, collectively referred to as the "Subsidiary Guarantors"), and The Bank of New York, as trustee, in exchange for a like principal amount of the Company's existing 9 1/8% Senior Subordinated Notes due 2007. The Indenture provides that the New Notes will be guaranteed on a senior subordinated basis (the "New Guarantees") by each of the Subsidiary Guarantors named therein.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to

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Securities and Exchange Commission
February 17, 1998
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my satisfaction, of (i) the Registration Statement on Form S-4 (File No.
333-40067, 333-40067-01 through 333-40067-07) of the Company relating to the
New Notes, filed with the Securities and Exchange Commission (the "Commis-sion") on November 12, 1997 under the Securities Act, Amendment No. 1 thereto filed with the Commission on January 15, 1998 and Amendment No. 2 thereto filed with the Commission on February 17, 1998 with which this opinion is being filed (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement") and such other documents, corporate records, certificates of such public officials and other instruments as I have deemed necessary or advisable to enable me to render the opinion set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, I have relied upon statements and representations of officers and other representatives of the Company, public officials and others.

                  Based on the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that the execution and delivery by the Company and the Subsidiary Guarantors of the Indenture, the New Notes and the New Guarantees, as applicable, and the performance by the Company and the Subsidiary Guarantors of their obligations thereunder do not and will not conflict with, result in a breach or violation of, or constitute a default under (i) the terms of any agreement or instrument known to me and to which the Company, the Subsidiary Guarantors or any of their respective properties is subject, (ii) any judicial or regulatory order or decree of any governmental authority known to me and to which the Company or the Subsidiary Guarantors are bound, or (iii) any consent, approval, license, authorization or order of or filing, recording or registration with any governmental authority known to





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Securities and Exchange Commission
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me and to which the Company or the Subsidiary Guarantors are bound.

                  I am admitted to the bar of the State of Utah and I do not express any opinion as to the laws of any other jurisdiction.

                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reliance on this opinion by Skadden, Arps, Slate, Meagher & Flom LLP in rendering its opinion dated the date hereof. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement and in the related Prospectus. In giving this consent, I do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                                     Very truly yours,



                                                     /s/ Ronald G. Moffitt




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